As filed with the Securities and Exchange Commission on June 21, 1999
                                                      Registration No. 333-33367
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                 POST EFFECTIVE
                               AMENDMENT NO. 2 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                AGRIBIOTECH, INC.
             ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                Nevada                                 85-0325742
     ------------------------------               ---------------------
    (State or Other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

                            120 Corporate Park Drive
                             Henderson, Nevada 89014
                                 (702) 566-2440
       ------------------------------------------------------------------
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

               Mr. Randy Ingram, Executive Vice-President and CFO
                                AgriBioTech, Inc.
                            120 Corporate Park Drive
                             Henderson, Nevada 89014
                                 (702) 566-2440
       ------------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:

                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, New York 10158
                     Tel: (212) 687-3860 Fax: (212) 949-7052

     Approximate date of commencement of proposed sale to the public: N/A.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          ----------------------------

                                EXPLANATORY NOTE

     This Post-Effective Amendment to Registration Statement on Form S-3 (No. 333-33367) of AgriBioTech, Inc. is being filed to withdraw from such registration statement 420,115 shares of common stock that were registered in such Registration Statement when originally filed, but that have not been issued. The shares of common stock to which this post-effective amendment applies were registered as part of the 4,000,000 shares described in footnote
(4) under the heading Calculation of Registration Fee on page (ii) of the Post-Effective Amendment No. 1 to such Registration Statement dated December 12, 1997. Accordingly, no additional original issuances of common stock will be made under this Registration Statement and it will be used solely for resale of shares by selling stockholders.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on June 18, 1999.


                                          AGRIBIOTECH, INC.



                                          By: /s/ Randy Ingram
                                              ---------------------------
                                              Randy Ingram, Executive Vice-
                                              President, CFO



                                POWER OF ATTORNEY

     Each of the undersigned hereby authorizes Randy Ingram as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this registration statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this registration statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Richard P. Budd                Chairman of the Board, Chief Executive Officer              June 18, 1999
---------------------------         (Principal Executive Officer) and Director
Richard P. Budd

/s/ Randy Ingram                   Executive Vice-President, Chief Financial Officer           June 18, 1999
---------------------------         (Principal Financial and Accounting Officer)
Randy Ingram                        and Director

/s/ Thomas R. Rice                 Executive Vice-President, Director of Research              June 18, 1999
---------------------------         and Director
Thomas R. Rice

/s/ James W. Hopkins               Director                                                    June 18, 1999
---------------------------
James W. Hopkins

/s/ James W. Johnston
---------------------------        Director                                                    June 18, 1999
James W. Johnston


---------------------------        Director
L. Glenn Orr
